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                                                                 Exhibit 10.11

                        EMPLOYEE'S STOCK OPTION AGREEMENT

This Agreement effective this ____ day of __________



BY AND BETWEEN:

                  [Name of employee]
                  [Address]

                                     (hereinafter referred to as the "Employee")

AND

                  StressGen Biotechnologies Corporation
                  #350- 4243 Glanford Avenue
                  Victoria, British Columbia
                  V8Z 4B9

                                      (hereinafter referred to as the "Company")

WHEREAS, Company has required the Employee to act as an employee of the Company.

WHEREAS, Company, desired to grant the Employee an option to purchase Common Shares in the Company.

NOW THEREFORE IT IS AGREED:

1. Company grants to the Employee an option to purchase a total of _____ Common Shares (hereinafter called the "Options") at an exercise price of $______ per share (subject to adjustment as hereinafter provided), and pursuant to regulations of the Toronto Stock Exchange and as at closing of business on ________, such option being for a period of five
         (5) years terminating at the closing of business (Victoria time) on
         _________.


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2.       The Options provided herein are subject to the Employee's continued
         employment and such Options shall become exercisable as follows:

         Exercisable on or after                        Number of Options

3. In order to exercise the option, the employee shall, no later than the close ofbusiness (Victoria time) at least ten (10) days prior to exercising this option, give written notice to Company of his/her intention to exercise the Option in whole or in part, such notice to be accompanied by cash or certified cheque, payable to StressGen Biotechnologies Corporation in the appropriate amount. After receipt of such notice, Company shall issue a Treasury Order to its Registrar and Transfer Agent in the required number of Common Shares.

4. The Option shall be in full force and effect and exercisable only so long as the Employee shall continue in the capacity as an Employee of Company and shall terminate the close of business on the date which is thirty (30) calendar days after which the Employee ceases to be an employee of Company. Any unexercised portion of such Option may not be exercised by the employee after such date. However, should the Employee die during the term of the Option, any unexercised portion of the Option shall be available for exercise by the Employee's estate within twelve (12) months after the date of the Employee's death.

5. The Option granted is personal to the Employee and may not be assigned nor transferred in whole or in part.

6. a) Shareholder approval to the grant of the options shall be obtained prior to the exercise of options granted to insiders (as defined in the SECURITIES ACT of British Columbia).


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         b) Shareholder approval shall be obtained in respect of amendments to the agreement if the option as originally constituted was approved by the shareholders or the optionee is an insider of the Company at the time of the amendment.

7. In the event there is any material change in the Common Shares of Company through the declaration of stock dividends or stock splits or consolidations or exchanges of shares, the number of Common Shares subject to Option and the Option price thereof shall be adjusted appropriately by the Board of Directors and such adjustment shall be effective and binding for all purposes of this Agreement.

8. In the event that Company shall amalgamate, consolidate with, or merge into another corporation, the Employee will thereafter receive, upon the exercise of the Option, the securities or property to which a holder of the number of Common Shares then deliverable upon the exercise of the within Option would have been entitled to upon such amalgamation, consolidation, or merger and Company will take steps in connection with such amalgamation, consolidation, or merger as may be necessary to ensure that those provisions hereof shall thereafter be applicable, as near as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Option granted herein. A sale of all or substantially all of the assets of Company for a consideration (apart from the assumption of obligations) a substantial portion of which consists of securities shall be deemed a consolidation, amalgamation or merger for the purposes hereof.

9. This Agreement shall enure to the benefit of and be binding upon the parties hereto and upon the successors or assigns of Company and upon the executors, administrators and legal personal representatives of the Employee.

10. This Agreement shall be governed, construed and enforced according to the laws the province of British Columbia and is subject to the exclusive jurisdiction of the courts of the Province of British Columbia.


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IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the date and year first above written.


THE COMMON SEAL OF Company               )
was hereunto affixed in the presence of: )
                                         )
                                         )                 C/S
                                         )
                                         )
- --------------------------------)
[Name]
[Title]


SIGNED, SEALED AND DELIVERED            )
by the Employee in the presence of:     )
                                        )
                                        )
                                        )
- --------------------------------------- )
Witness (signature)                     )
                                        )
- --------------------------------------- )
Print Name                              )
                                        )      -----------------------
- --------------------------------------- )      [Name]
Address                                 )

                                        )
- --------------------------------------- )
Occupation


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